PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated condensed combined balance sheet as of June 30, 2006 and the unaudited pro forma consolidated condensed combined statements of income for the year ended June 30, 2006 give effect to the merger of First Bancorp of Indiana, Inc. (“First Bancorp”) and Home Building Bancorp, Inc. (“Home Building Bancorp”), which was completed effective October 1, 2006.

The unaudited pro forma consolidated condensed combined financial information is based on the historical consolidated financial statements of First Bancorp and Home Building Savings under the assumptions and adjustments set forth in the accompanying notes. The unaudited pro forma consolidated condensed combined balance sheet gives effect to the merger as if the merger had been consummated at June 30, 2006. The unaudited pro forma consolidated condensed combined statements of income give effect to the merger as if the merger had been completed at the beginning of the period presented.

The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations that would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma information is presented.

Pro forma per share amounts for the combined company are based on exchange ratio of 2.3016.

First Bancorp of Indiana, Inc. and Home Building Bancorp, Inc.
Unaudited Pro Forma Consolidated Condensed Combined Balance Sheet
As of June 30, 2006

	Historical
(in thousands)	First Bancorp	Home Building	Pro Forma Adjustments			Pro Forma Combined

Assets
Cash and due from banks	$6,657	$2,886		$(6,650)	C	$2,893
Interest-bearing demand deposits, certificates of deposit and federal funds sold	3,310	6,508		(29)		9,789
Securities held to maturity	14,593	935		(16)	D	15,512
Securities available for sale	56,128	9,298			D	65,426
Total loans	187,588	39,115			D	226,703
Less: Allowance for loan losses	836	274				1,110
Net loans	186,752	38,841				225,593
Premises and equipment, net	8,543	675				9,218
Goodwill	1,786	0		4,310	D	6,096
Core deposit intangibles	87	0		670	E	757
Federal Home Loan Bank stock	4,014	588				4,602
Other assets	12,681	756		51	F	13,488
Total assets	$294,551	$60,487		$(1,664)		$353,374

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing	$15,698	$2,343	$			$18,041
Interest-bearing	173,643	39,232		(308)	D	212,567
Total deposits	189,341	41,575		(308)		230,608
Short-term borrowings	0	0				0
Long-term debt	73,000	11,750		(34)	D	84,716
Other liabilities	4,004	303				4,307
Total liabilities	266,345	53,628		(342)		319,631

Common stock	23	4		0	G	27
Capital surplus	22,360	3,598		1,955	G	27,913
Retained earnings	19,306	5,357		(5,345)	G	19,318
Net accumulated other comprehensive income (loss)	(1,659)	(190)		158	G	(1,691)
Unreleased employee stock ownership plan shares	(696)	0				(696)
Treasury stock at cost	(11,128)	(1,910)		1,910		(11,128)
Total stockholders’ equity	28,206	6,859		(1,322)		33,743
Total liabilities and stockholders’ equity	$294,551	$60,487		$(1,664)		$353,374

See Notes to the Unaudited Pro Forma Consolidated Condensed Combined Financial Statements

First Bancorp of Indiana, Inc. and Home Building Bancorp, Inc.
Unaudited Pro Forma Consolidated Condensed Combined Statement of Income
Twelve Months Ended June 30, 2006

	Historical
(In thousands, except per share data)	First Bancorp	Home Building	Pro Forma Adjustments			Pro Forma Combined

Interest Income:
Loans, including fees	$10,623	$2,546	$			$13,169
Investment securities	3,189	463		93	H	3,745
Other	416	303		(265)	H	454
Total interest income	14,228	3,312		(172)		17,368
Interest Expense:
Deposits	4,896	1,128		154	H	6,178
Borrowings	2,715	419		17	H	3,151
Other	36	0				36
Total interest expense	7,647	1,547		171		9,365
Net interest income	6,581	1,765		(343)		8,003
Less provision for loan losses	362	20				382
Net interest income, after provision for loan losses	6,219	1,745		(343)		7,621
Non-Interest Income:
Service charges on deposit accounts	426	191				617
Net gains (losses) on sale of fixed assets	686	(1)				685
Other non-interest income	1,540	0				1,540
Total non-interest income	2,652	190				2,842
Non-Interest Expense:
Salaries and employee benefits	3,800	779		(150)	I	4,429
Occupancy, equipment and external processing	1,152	246				1,398
Other non-interest expense	1,958	419		(91)	I	2,286
Total non-interest expense	6,910	1,444		(241)		8,113
Income before income taxes	1,961	491		(102)		2,350
Income tax expense	621	173		(40)		754
Net income	$1,340	$318		$(62)		$1,596
Net Income Per Share Amounts:
Basic	$0.90	$1.26				$0.89
Diluted	0.87	1.25				0.87
Weighted Average Common Shares:
Basic	1,494	253		41	J	1,788
Diluted	1,543	255		39	J	1,837

See Notes to the Unaudited Pro Forma Consolidated Condensed Combined Financial Statements

First Bancorp of Indiana, Inc. and Home Building Bancorp, Inc.
Notes to Unaudited Pro Forma Consolidated
Condensed Combined Financial Statements

Note A

The unaudited pro forma consolidated condensed combined balance sheet of First Bancorp and subsidiaries and Home Building Bancorp and subsidiaries at June 30, 2006 has been prepared as if the merger had been consummated on that date. The unaudited pro forma consolidated condensed combined statements of income for the year ended June 30, 2006 have been prepared as if the merger had been consummated at the beginning of the period presented. The unaudited pro forma consolidated condensed combined financial statements are based on the historical financial statements of First Bancorp and Home Building Bancorp and give effect to the merger under the purchase method of accounting and the assumptions and adjustments in the notes that follow.

Since Home Building Bancorp has a September 30 fiscal year end and First Bancorp has a June 30 fiscal year end, Home Building Bancorp’s historical data for the twelve months ended June 30, 2006 was calculated by adding the results from the fourth quarter of fiscal 2005 to the first nine months of fiscal 2006.

Assumptions relating to the pro forma adjustments set forth in the unaudited pro forma consolidated condensed combined financial statements are summarized as follows:

(i) Estimated fair values—The estimated fair value and resulting net discount/premium on securities held-to-maturity, for purposes of these pro forma financial statements, is being accreted/amortized to interest income on a sum-of-the-years digits method over five years. The actual discount/premium will be accreted/amortized to interest income to produce a constant yield to maturity. The resulting net premium and discount on deposits and borrowings, respectively, is being amortized/accreted into interest expense on a sum-of-the-years digits method over their remaining estimated lives.

(ii) Income taxes—A net deferred tax asset was recorded equal to the deferred tax consequences associated with the differences between the tax basis and book basis of the assets acquired and liabilities assumed, using an effective tax rate of 39.6%. First Bancorp’s actual effective tax rate for 2006 was 31.7% and Home Building Bancorp’s actual effective tax rate for the twelve months ended June 30, 2006 was 35.2%. First Bancorp calculated the expected pro forma effective tax rate on the basis of federal, state, and local statutory tax rates.

Certain reclassifications have been made to Home Building Bancorp’s financial information in order to conform to First Bancorp’s financial information.

Note B

Purchase Price of Home Building Bancorp
Home Building Bancorp common stock outstanding	255,428	(1)
Exchange ratio	2.3016
Total First Bancorp common stock to be issued	293,946
Purchase price per First Bancorp common share	$18.90	(2)
	$5,555,559
Cash payment to Home Building Bancorp shareholders			$5,555,559	(1)
Cash-out of stock options, net of tax			$117,363	(3)
Estimated transaction costs, net of tax			$211,400	(4)
Total purchase price			$11,439,881

_________________________________
(1)	Based on shares of Home Building Bancorp common stock outstanding as of June 30, 2006.

(2)	Based on the actual exchange ratio.

(3)
Based on 39.6% tax rate. Assumes all outstanding Home Building Bancorp stock options are exchanged for cash and no Home Building Bancorp stock options are exchanged for First Bancorp stock options. At June 30, 2006, there were 7,610 options to purchase shares of Home Building Bancorp common stock at a weighted average price of $17.97.

(4)	Based on 39.6% tax rate assuming certain expenses are not deductible for tax purposes. Estimated transaction costs, net of tax, are $211,400, as follows:

	First Bancorp	Home Building
	(in thousands)
Professional services	$300	$200
Facilities, conversion and other expense	50	350
Sub-total	350	550
Tax (effective rate 39.6%)	139	218
Estimated transaction cost, net of tax	$211	$332

Note C

Reflects cash paid in exchange for Home Building Bancorp common stock totaling $5,555,559, payments for the cash-out of stock options totaling $194,310, First Bancorp transaction costs of $350,000, and Home Building Bancorp transaction costs of $550,000. Home Building Bancorp’s transaction costs include an estimated $350,000 associated with the withdrawal from Home Building Bancorp’s defined benefit pension plan effective June 30, 2006.

Note D

Purchase accounting adjustments are estimated as follows:

	(in thousands)
Home Building Bancorp’s net assets at June 30, 2006		$6,859
Accrual of Home Building Bancorp after-tax merger related charges		(332)
Fair value adjustment (1):
Loans	$0
Deposits	308
Borrowings	34
Certificates of deposits	(29)
Securities held-to-maturity	(16)
Premises and equipment	0
Core deposit intangibles	670
	967
Deferred taxes on purchase accounting adjustments (39.6%)	383
Total net fair value adjustments to net assets acquired	$584	584

Elimination of all of Home Building Bancorp’s intangible assets		0
Adjusted net assets acquired		$7,111

The excess of cost over the fair value of the net assets acquired is set forth below:

(in thousands)

Total purchase price	$11,440
Net assets acquired	7,111
Total excess of cost over fair value of net assets acquired	$4,329
___________________________
(1)	Fair value adjustments in accordance with purchase accounting under generally accepted accounting principles.

Note E

Reflects core deposit intangible created, which is estimated to be $670,000.

Note F

Reflects $51,000 of net additions to deferred tax assets as a result of fair value adjustments, cash-out of stock options, and transaction costs.

Note G

Issuance of First Bancorp common stock of $5,555,559 and elimination of Home Building Bancorp’s equity of $6,858,415.

Note H

Pro forma adjustments to interest income and interest expense were calculated as follows:

For the Twelve Months Ended June 30, 2006
Accretion of discount on securities (5 years using sum-of-the-years digits method)	$93
Accretion of discount on purchased CDs (2 years using sum-of-the-years digits method)	19
Opportunity cost on net cash disbursed at average fed fund rate for applicable period	(284)
Total net adjustments—interest income	$(172)
Amortization of premium on deposits (3 years using sum-of-the-years digits method)	$154
Amortization of premium on borrowings (3 years using sum-of-the-years digits method)	17
Total net adjustments—interest expense	$171

The use of the sum-of-the-years digits method approximates the level-yield method.

Note I

(1)	The core deposit intangible of $670,000 is estimated to have a useful life of 10 years and is amortized over 10 years on a straight-line basis.

(2)	Salary and employee benefits are expected to be reduced approximately 20% due primarily to the retirement of the chief executive officer and the withdrawal from the defined benefit pension plan.

(3)	Other noninterest expenses are expected to be reduced 50%.

Note J

Basic and fully diluted weighted average number of common and common stock equivalents utilized for the calculation of earnings per share for the periods presented were calculated using First Bancorp’s historical weighted average basic and diluted shares plus 293,946 shares to be issued to Home Building Bancorp’s shareholders under the terms of the merger agreement.